EXHIBIT 99.1

Know Labs Announces Notification of Noncompliance with Additional NYSE American

Continued Listing Standards

A Plan for Compliance and Activities to Increase Know Labs Valuation have been Undertaken

Seattle, WA, October 2, 2024 — Know Labs, Inc. (NYSE American: KNW) (the “Company” or “Know Labs”), a leading developer of non-invasive diagnostics technology, announced today that it received a notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) dated September 27, 2024, notifying the Company that it is no longer in compliance with NYSE American continued listing standards. Specifically, the letter states that the Company is not in compliance with the continued listing standards set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(iii) requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), which will continue to be listed and traded on the NYSE American during the period in which the Company implements its plan to become compliant with these NYSE American continued listing standards, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “KNW”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

The Company must submit a plan of compliance (the “Plan”) by October 27, 2024, addressing how it intends to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by March 27, 2026. The Company has begun to prepare its Plan for submission to the NYSE American by the October 27, 2024 deadline.

If the NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during its implementation of the Plan and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, or not accepted, or is accepted but the Company is not in compliance with the continued listing standards by March 27, 2026, or if the Company does not make progress consistent with the Plan during such period, the Company will be subject to delisting procedures as set forth in the Company Guide. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Company’s Plan will be based in part on expected upcoming business progress and technological development, including potential positive announcements it expects to make in the near term regarding strategic and joint venture partnerships. The announcements are expected to obviate the relentless short seller pressure on KNW stock and provide evidence that its valuation should be higher.

However, there can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required timeframe.

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About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The Company’s first expected application of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

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